ADVANCE AUTO PARTS, INC.

ELEVENTH SUPPLEMENTAL INDENTURE
Dated as of August 4, 2025
to the
INDENTURE
Dated as of April 29, 2010
among
ADVANCE AUTO PARTS, INC.
as Issuer,
EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
and
COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of August 4, 2025 (this “Eleventh Supplemental Indenture”), to the Indenture, dated as of April 29, 2010 (the “Original Indenture”), among ADVANCE AUTO PARTS, INC., a Delaware corporation (the “Company”), ADVANCE STORES COMPANY, INCORPORATED, a Virginia Corporation (the “Existing Guarantor”), the entities set forth in Schedule A (the “New Guarantors”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).
WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;
WHEREAS, pursuant to the Original Indenture, the Company, the Subsidiary Guarantors party thereto and the Trustee have heretofore executed and delivered (i) a first supplemental indenture, dated as of April 29, 2010, to provide for a Series of Securities (the “First Supplemental Indenture”), (ii) a second supplemental indenture, dated as of May 27, 2011, to provide for the release of certain Subsidiary Guarantors (the “Second Supplemental Indenture”), (iii) a third supplemental indenture, dated as of January 17, 2012, to provide for a Series of Securities (the “Third Supplemental Indenture”), (iv) a fourth supplemental indenture, dated as of December 21, 2012, to provide for the addition of a certain Subsidiary Guarantor (the “Fourth Supplemental Indenture”), (v) a fifth supplemental indenture, dated as of April 19, 2013, to provide for the addition of a certain Subsidiary Guarantor (the “Fifth Supplemental Indenture”), (vi) a sixth supplemental indenture, dated as of December 3, 2013, to provide for a Series of Securities (the “Sixth Supplemental Indenture”), (vii) a seventh supplemental indenture, dated as of February 28, 2014, to provide for the accession of certain Subsidiary Guarantors (the “Seventh Supplemental Indenture”), (viii) an eighth supplemental indenture, dated as of September 29, 2020, to provide for a Series of Securities (the “Eighth Supplemental Indenture”), (ix) a ninth supplemental indenture, dated as of March 4, 2022, to provide for a Series of Securities (the “Ninth Supplemental Indenture”) and (x) a tenth supplemental indenture, dated as of March 9, 2023, to provide for two Series of Securities (the “Tenth Supplemental Indenture”) (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and this Eleventh Supplemental Indenture, is hereinafter called the “Indenture”);
WHEREAS, Section 4.09 of the Original Indenture provides, among other things, that if any Credit Facility Debt or Capital Markets Debt of the Company or any Subsidiary of the Company is or becomes guaranteed by any Domestic Subsidiary of the Company, then, if such Subsidiary of the Company is not already a Subsidiary Guarantor, the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor;
WHEREAS, Section 9.01(i) of the Original Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of adding a Guarantee with respect to the Securities; and
WHEREAS, all action on the part of the Company necessary to authorize this Eleventh Supplemental Indenture has been duly taken.
NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Existing Guarantor, the New Guarantors and the Trustee covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
Definitions
SECTION 1.1Definitions.
(A)Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.
(B)The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.
ARTICLE II
Guarantors
SECTION 2.1Subsidiary Guarantors. From this date, in accordance with Sections 4.09 and 10.01 of the Indenture and by executing this Eleventh Supplemental Indenture, the New Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.
ARTICLE III
Miscellaneous
SECTION 3.1Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eleventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 3.2Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture.
SECTION 3.3Counterparts. This Eleventh Supplemental Indenture may be executed in any number of counterparts (which may include counterparts delivered by any standard electronic form), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
SECTION 3.4GOVERNING LAW. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]
2

IN WITNESS WHEREOF, the parties have caused this Eleventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
Company:

ADVANCE AUTO PARTS, INC.

By:    /s/ Ryan P. Grimsland_________________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

Existing Guarantor:

ADVANCE STORES COMPANY, INCORPORATED

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

[Signature Page to Eleventh Supplemental Indenture to 2010 Indenture]

New Guarantors:

WORLDWIDE AUTO PARTS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name: Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

WESTERN AUTO OF PUERTO RICO, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

WESTERN AUTO OF ST. THOMAS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

WESTERN AUTO SUPPLY COMPANY

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

ADVANCE AUTO BUSINESS SUPPORT, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

DISCOUNT AUTO PARTS, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer
[Signature Page to Eleventh Supplemental Indenture to 2010 Indenture]

E-ADVANCE, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

B.W.P. DISTRIBUTORS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

STRAUS-FRANK ENTERPRISES LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

GENERAL PARTS, INC.

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

GENERAL PARTS DISTRIBUTION LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

GENERAL PARTS INTERNATIONAL, LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

[Signature Page to Eleventh Supplemental Indenture to 2010 Indenture]

GOLDEN STATE SUPPLY LLC

By:    /s/ Ryan P. Grimsland_____________
    Name:    Ryan P. Grimsland
    Title:     Executive Vice President and Chief Financial Officer

[Signature Page to Eleventh Supplemental Indenture to 2010 Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:    /s/ Corey J. Dahlstrand_____________
    Name:    Corey J. Dahlstrand
    Title:     Vice President

[Signature Page to Eleventh Supplemental Indenture to 2010 Indenture]

Schedule A
New Guarantors
1.Worldwide Auto Parts, Inc., a California corporation
2.Western Auto of Puerto Rico, Inc., a Delaware corporation
3.Western Auto of St. Thomas, Inc., a Delaware corporation
4.Western Auto Supply Company, a Delaware corporation
5.Advance Stores Company, Incorporated, a Virginia corporation
6.Advance Auto Business Support, LLC, a Virginia limited liability company
7.Discount Auto Parts, LLC, a Virginia limited liability company
8.E-Advance, LLC, a Virginia limited liability company
9.B.W.P. Distributors, Inc., a New York corporation
10.Straus-Frank Enterprises LLC, a Texas limited liability company
11.General Parts, Inc., a North Carolina corporation
12.General Parts Distribution LLC, a North Carolina limited liability company
13.General Parts International, LLC, a North Carolina limited liability company
14.Golden State Supply LLC, a Nevada limited liability company